Exhibit 99.1

ConocoPhillips Reports Third-Quarter 2017 Results; Lowers Capital Guidance and Delivers on Strategic and Operational Targets; Strong Momentum Going into November Analyst and Investor Meeting

HOUSTON--(BUSINESS WIRE)--October 26, 2017--ConocoPhillips (NYSE: COP) today reported third-quarter 2017 earnings of $0.4 billion, or $0.34 per share, compared with a third-quarter 2016 loss of $1.0 billion, or ($0.84) per share. Excluding special items, third-quarter 2017 adjusted earnings were $0.2 billion, or $0.16 per share, compared with a third-quarter 2016 adjusted loss of $0.8 billion, or ($0.66) per share. Special items for the current quarter were primarily driven by a net gain from previously announced dispositions and a tax benefit related to our prior decision to exit Nova Scotia deepwater exploration, partially offset by premiums on early debt retirement.

Summary

  Achieved third-quarter production excluding Libya of 1,202 MBOED; 1.4 percent year-over-year underlying production growth excluding the impact of closed or signed dispositions; underlying production grew 19 percent on a production per debt-adjusted share basis.
  Lowering full-year 2017 expected capital expenditures to $4.5 billion, a 10 percent reduction from initial guidance.
  Maintaining full-year production guidance despite impacts from Hurricane Harvey, which were offset by increased volumes from our globally diverse portfolio.
  Cash provided by operating activities has exceeded capital and dividends year-to-date.
  Reduced year-over-year production and operating expenses by 20 percent and adjusted operating costs by 15 percent.
  Closed San Juan and Panhandle dispositions. Expect over $16 billion of dispositions during 2017.
  Repurchased $1.0 billion in shares, which reduced ending share count by 2 percent from the end of the second quarter. On track for $3 billion in share repurchases in 2017.
  Reduced balance sheet debt by $2.4 billion and received credit rating upgrade. On track for less than $20 billion of debt by year-end.
  Released final project financing loan guarantee for APLNG in Australia after successful two-train lenders’ test.

“We are pleased with our financial and operational performance for the quarter and the outstanding resilience of our employees during Hurricane Harvey,” said Ryan Lance, chairman and chief executive officer. “We continued to deliver transformational actions to reset our company through non-core asset sales, debt reduction and share repurchases. While the outlook for commodity prices has improved, we remain committed to our disciplined strategy. We are focused on free cash flow generation, strong financial returns, shareholder value creation and distributions through the cycles. We look forward to updating the market on our plan at the upcoming Analyst and Investor Meeting.”

Third-Quarter Review

Production excluding Libya for the third quarter of 2017 was 1,202 thousand barrels of oil equivalent per day (MBOED), a decrease of 355 MBOED compared with the same period a year ago. Excluding the third-quarter volume impact from closed and signed dispositions of 58 MBOED in 2017 and 429 MBOED in 2016, underlying production increased 16 MBOED, or 1.4 percent. Underlying production increased from the ramp up of several major projects and multiple development programs, which more than offset normal field decline and hurricane downtime.

In the Lower 48, 12 operated drilling rigs were running in the Eagle Ford, Bakken, and Delaware unconventional areas. During the quarter, Eagle Ford production was impacted by 15 MBOED from Hurricane Harvey, but was fully restored by quarter end. Record production was achieved at Surmont and appraisal activity continues at Montney in Canada. In Alaska, the first well was spud at 1H NEWS, which remains on track for first oil by year-end. Project work progressed in Europe, with the Aasta Hansteen topsides sail-away completed. In Australia, the APLNG two-train lenders’ test was completed with performance exceeding target, resulting in the release of the final project financing loan guarantee. Turnarounds were successfully completed at Prudhoe Bay in Alaska and Britannia in the United Kingdom. Production from Libya was 24 MBOED for the quarter.

Earnings improved compared with the third quarter of 2016 due to higher realized prices, reduced depreciation expense, lower exploration expense, impacts from dispositions as well as the absence of special item impacts from a tax functional currency change at APLNG and restructuring costs. Adjusted earnings improved compared with the third quarter of 2016 due to higher realized prices, reduced depreciation expense, lower exploration expense and impacts from dispositions. The company’s total realized price was $39.49 per barrel of oil equivalent (BOE), compared with $29.78 per BOE in the third quarter of 2016, reflecting higher average realized prices across all commodities.

For the quarter, cash provided by operating activities was $1.1 billion. This was reduced by a $0.6 billion U.S. pension fund contribution driven by a discretionary decision to accelerate funding of future obligations. The company funded $1.1 billion in capital expenditures and investments and paid dividends of $0.3 billion. In addition, the company received proceeds from asset dispositions of $3.0 billion, paid $2.5 billion to reduce debt and repurchased $1.0 billion of company common stock.

Nine-Month Review

ConocoPhillips’ nine-month 2017 earnings were a loss of $2.4 billion, or ($1.98) per share, compared with a nine-month 2016 loss of $3.6 billion, or ($2.88) per share. Nine-month 2017 adjusted earnings were $0.2 billion, or $0.16 per share, compared with a nine-month 2016 adjusted loss of $3.0 billion, or ($2.40) per share.

Production excluding Libya for the first nine months of 2017 was 1,403 MBOED, compared with 1,560 MBOED for the same period in 2016. Excluding the nine-month impact from closed and signed dispositions of 247 MBOED in 2017 and 432 MBOED in 2016, underlying production increased 28 MBOED, or 2.4 percent. Excluding the impact of dispositions, underlying production increased from new production from major projects, development programs and improved well performance, which more than offset normal field decline. Production from Libya was 15 MBOED.

The company’s total realized price during this period was $37.10 per BOE, compared with $26.84 per BOE in the first nine months of 2016. This reflected higher average realized prices across all commodities.

For the nine months ended Sept. 30, 2017, cash provided by operating activities was $4.6 billion. Excluding a $0.1 billion change in operating working capital, ConocoPhillips generated $4.5 billion in cash from operations, exceeding $3.1 billion in capital expenditures and investments and dividends of $1.0 billion. In addition, the company received proceeds from asset dispositions of $13.7 billion, paid $6.6 billion to reduce debt, purchased $2.6 billion in short-term investments and repurchased company common stock of $2.0 billion.

Outlook

Fourth-quarter and full-year 2017 production is expected to be 1,195 to 1,235 MBOED and 1,350 to 1,360 MBOED, respectively. This excludes Libya and reflects expected impacts from the Barnett disposition.

Full-year guidance for capital expenditures has been lowered to $4.5 billion. The company’s other guidance items remain unchanged.

The company expects to reduce debt to less than $20 billion by year-end 2017, and expects full-year share repurchases of $3 billion, accelerating performance on a per debt-adjusted share basis.

ConocoPhillips will host a conference call today at 12:00 p.m. EDT to discuss this announcement. To listen to the call, and view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

The company will provide a strategy update and announce its preliminary 2018 operating plan at its Analyst and Investor Meeting on Nov. 8, 2017 in New York City. A live webcast of the meeting will be made available on the ConocoPhillips Investor Relations site, www.conocophillips.com/investor.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $75 billion of total assets, and approximately 11,600 employees as of Sept. 30, 2017. Production excluding Libya averaged 1,403 MBOED for the nine months ended Sept. 30, 2017, and proved reserves were 6.4 billion BOE as of Dec. 31, 2016. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to our ability to liquidate the common stock issued to us by Cenovus Energy Inc. as part of our sale of assets in western Canada at prices we deem acceptable, or at all; our ability to complete the sale of our announced dispositions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions or our remaining business; business disruptions during or following our announced dispositions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; international monetary conditions and exchange rate fluctuations; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information – To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share, operating costs, adjusted operating costs, and cash provided by operating activities excluding working capital. Operating costs is defined by the Company as the sum of production and operating expenses, selling, general and administrative expenses, and exploration general and administrative expenses, geological and geophysical and lease rental and other expenses. Adjusted operating costs is defined as the Company’s operating costs further adjusted to exclude expenses that are included as adjustments to arrive at adjusted earnings to the extent those adjustments impact production and operating expenses, selling, general and administrative expenses, and exploration general and administrative expenses, geological and geophysical and lease rental and other expenses.

The Company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per share basis), operating costs, and adjusted operating costs are useful to investors to help facilitate comparisons of the Company’s operating performance and controllable costs associated with the Company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies in a manner that, when viewed in combination with the Company’s results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the Company’s business and performance. The Company further believes that the non-GAAP measures adjusted operating costs provides a more indicative measure of the Company’s underlying, controllable costs of operations by excluding other items that do not directly relate to the Company’s core business operations. Cash provided by operating activities excluding working capital is useful to investors to help facilitate comparisons of the Company’s financial performance across periods and with the performance of peer companies in a manner that, when viewed in combination with the Company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the Company’s business and performance. The Company’s Board of Directors and management also use these non-GAAP measures to analyze the Company’s operating performance across periods when overseeing and managing the Company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The Company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included below.

The release also contains the terms underlying production, production per debt-adjusted share and free cash flow. Underlying production excludes Libya and signed or closed dispositions. Production per debt-adjusted share is calculated on an underlying production basis using ending period debt divided by ending share price plus ending shares outstanding. Free cash flow is cash provided by operating activities in excess of capital expenditures and investments required to maintain flat production, working capital changes associated with investing activities, and dividends paid. The company believes that free cash flow is useful to investors as it provides measures to compare cash provided by operating activities after deduction of capital expenditures and investments, working capital changes associated with investing activities, and dividends paid across periods on a consistent basis. The company believes that underlying production is useful to investors to compare production excluding Libya and the full impact of closed or signed 2016 and 2017 dispositions on a consistent go-forward basis with peer companies. The company believes that production per debt-adjusted share is useful to investors as it provides a consistent view of production on a total equity basis by converting debt to equity and allows for comparisons across peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	3Q17				3Q16				2017 YTD				2016 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$420	0.34			(1,040)	(0.84)			(2,434)	(1.98)			(3,580)	(2.88)
Adjustments:
Impairments	2	(1)	1	0.00	57	(15)	42	0.04	6,511	(1,481)	5,030	4.09	688	(255)	433	0.35
Pension settlement expense	20	(6)	14	0.01	23	(7)	16	0.01	116	(34)	82	0.07	151	(46)	105	0.08
Restructuring	3	(1)	2	0.00	145	(49)	96	0.08	44	(15)	29	0.02	145	(49)	96	0.08
Rig termination	-	-	-	-	134	(47)	87	0.07	43	(15)	28	0.02	134	(47)	87	0.07
Net gain on asset sales	(231)	78	(153)	(0.12)	(37)	5	(32)	(0.02)	(2,086)	(441)	(2,527)	(2.05)	(93)	25	(68)	(0.05)
Pending claims and settlements	9	(21)	(12)	(0.01)	(13)	5	(8)	(0.01)	7	(90)	(83)	(0.07)	(13)	5	(8)	(0.01)
Premiums on early debt retirement	51	(11)	40	0.03	-	-	-	-	285	(60)	225	0.18	-	-	-	-
Nova Scotia deepwater exploration exit	-	(114)	(114)	(0.09)	-	-	-	-	-	(114)	(114)	(0.09)	-	-	-	-
International tax law changes	-	-	-	-	-	(161)	(161)	(0.13)	-	-	-	-	-	(161)	(161)	(0.13)
APLNG tax functional currency change	-	-	-	-	174	-	174	0.14	-	-	-	-	174	-	174	0.14
Deferred tax adjustment	-	-	-	-	-	-	-	-	-	(37)	(37)	(0.03)	-	(68)	(68)	(0.05)
Adjusted earnings / (loss)			$198	0.16			(826)	(0.66)			199	0.16			(2,990)	(2.40)

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of production and operating expenses to adjusted operating costs
$ Millions, Except as Indicated

	3Q17	3Q16

Production and operating expenses	1,224	1,526
Production and operating expenses - percent reduction	-20%
Adjustments:
Selling, general and administrative (G&A) expenses	132	203
Exploration G&A, G&G and lease rentals	68	270
Operating costs	1,424	1,999
Operating costs unadjusted - percent reduction	-29%

Adjustments to exclude special items:
Less restructuring	(3)	(145)
Less pension settlement expense	(20)	(23)
Less pending claims and settlements	-	(43)
Less rig termination	-	(134)
Adjusted operating costs	1,401	1,654
Adjusted operating costs - percent reduction	-15%

CONTACT:
ConocoPhillips
Daren Beaudo, 281-293-2073 (media)
daren.beaudo@conocophillips.com
or
Andy O’Brien, 281-293-5000 (investors)
andy.m.obrien@conocophillips.com